UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2023

Aris Water Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700
Houston, Texas 77024
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code:
(281) 501-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on June 7, 2023 at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Aris Water Solutions, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide exculpation from liability for certain officers of the Company in accordance with recent amendments to Delaware law (the “Officer Exculpation Amendment”). As a result, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on June 8, 2023 (“Certificate of Amendment”), which became effective upon filing. Subsequently, the Certificate of Incorporation as amended by the Certificate of Amendment (the “Second Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 8, 2023.

The foregoing description of the Officer Exculpation Amendment and the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Amendment and Second Amended and Restated Certificate of Incorporation, respectively, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 7, 2023. At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class II Directors to serve on the Board of Directors of the Company until the 2026 Annual Meeting of Stockholders, (ii) approve the Officer Exculpation Amendment, and (iii) to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 24, 2023.

At the close of business on April 12, 2023, the record date for the Annual Meeting, there were 30,073,594 shares of the Company’s Class A common stock and 27,554,566 shares of the Company’s Class B common stock issued, outstanding and entitled to vote at the Annual Meeting. The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Election of Directors: The election of each Class II Director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

William A. Zartler	48,533,859	1,732,211	2,799,966

Joseph Colonnetta	38,697,847	11,568,223	2,799,966

Debra G. Coy	40,227,017	10,039,053	2,799,966

Proposal No. 2 – Amendment to the Certificate of Incorporation: The approval of an amendment to the Certificate of Incorporation to provide exculpation from liability for certain officers of the Company in accordance with recent amendments to Delaware law was approved as follows:

For	Against	Abstain	Broker Non-Votes

46,067,646	4,106,237	92,187	2,799,966

Proposal No. 3 - Ratification of the Appointment of BDO USA, LLP: The ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved as follows:

For	Against	Abstain

52,832,116	222,555	11,365

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.
Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Aris Water Solutions, Inc.
3.2	Second Amended and Restated Certificate of Incorporation of Aris Water Solutions, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2023

ARIS WATER SOLUTIONS, INC.

By:	/s/ Adrian Milton
Name:	Adrian Milton
Title:	General Counsel, Chief Administrative Officer and Corporate Secretary